UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2012

Global Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54684	26-4386951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See the disclosure under Items 2.01 and 2.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition of Disposition of Assets

As previously reported in the Current Report on Form 8-K dated July 18, 2012, Global Income Trust, Inc. (“we” or the “Company”), entered into a purchase and sale agreement to acquire a Class A bulk industrial building totaling 817,632 square feet located on a 53-acre site in Jacksonville, Florida (the “Jacksonville Property”). On October 12, 2012, we, through our subsidiary, GIT Imeson Park FL, LLC (the “Subsidiary Buyer”), purchased from Imeson West I, LLC, a non-affiliated party (the “Seller”), the Jacksonville Property for a purchase price of $42.5 million (the “Purchase Price”), pursuant to a purchase and sale agreement dated May 29, 2012. The Jacksonville Property was constructed in 2008 and is centrally located within 1.2 miles of Interstate 95 with direct access to Jacksonville Port Authority and Jacksonville International Airport.

The Jacksonville Property, which is 100% leased under a non-cancelable, triple-net lease through February 2018 to Samsonite, LLC, formerly known as Samsonite Corporation (“Samsonite”), a subsidiary of Samsonite International S.A., the world’s largest travel luggage company (the “Samsonite Lease”), currently serves as Samsonite’s primary distribution center in North America. Pursuant to the terms of the lease, Samsonite is responsible for the payment of base rent, payable monthly, of approximately $292,000, increasing to approximately $328,000 on March 1, 2014 and approximately $350,000 on March 1, 2017. Samsonite is also responsible for the payment of real estate taxes on the Jacksonville Property and for reimbursing us for common area maintenance expenses and property management fees. The Samsonite Lease is subject to two optional renewal periods of five years, with rental payments equal to the greater of (i) market rent or (ii) approximately $350,000 per month for the first extension term and $390,000 per month for the second extension term.

The existing mortgagor of the Jacksonville Property, Thrivent Financial for Lutherans (“Thrivent”), provided its consent to the conveyance to the Subsidiary Buyer of the Jacksonville Property, subject to certain terms and conditions, including those provided in an escrow agreement (the “Escrow Agreement”) between Thrivent, the Subsidiary Buyer, the Seller, and Interlachen Portfolio Management Company, LLC (“Interlachen”). Under the Escrow Agreement, the Seller agreed to pay to Interlachen, as escrow agent, $1 million from the net sales proceeds of the closing of our purchase of the Jacksonville Property (the “Escrowed Funds”).

Upon the occurrence of certain events with respect to the Samsonite Lease, Interlachen will release the Escrowed Funds to the Seller. If; however, Samsonite does not exercise its right to extend the Samsonite Lease through January 31, 2023 and certain other conditions are met, the Escrowed Funds would be released to the Subsidiary Buyer pursuant to the terms of the Escrow Agreement.

The Purchase Price, net of the Existing Mortgage (as defined below) assumed by the Company, together with closing costs, were paid from net proceeds of the Company’s current public offering.

The Jacksonville Property will be managed through our property manager.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet

Arrangement of Registrant

On October 12, 2012, in connection with the purchase of the Jacksonville Property, the Company, through GIT Imeson Park FL, LLC, assumed an approximately $26.7 million existing first mortgage on the Jacksonville Property (the “Existing Mortgage”) held by Thrivent. The Existing Mortgage originated in August 2007 and has a fixed interest rate of 6.08%. In accordance with the terms of the Existing Mortgage, monthly principal and interest payments in the amount of $187,319, based on a 25-year amortization, are required until the maturity date of September 1, 2023, at which time the remaining outstanding principal balance in the approximate amount of $17.3 million will be due and payable in full. The Existing Mortgage is secured by (i) a mortgage interest on the Jacksonville Property in favor of Thrivent; (ii) the assignment to Thrivent of all interest and rents under the Samsonite Lease; and (iii) the assignment to Thrivent of GIT Imeson Park FL, LLC’s interest in certain management agreements.

Item 7.01 Regulation FD Disclosure

On October 18, 2012, the Company issued a press release relating to the acquisition of the Jacksonville Property, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section. Additionally, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The required pro forma financial information for each of the transactions described in Item 2.01 above will be filed in accordance with Article 11 under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(c)	Not applicable

(d)	Exhibits:

10.1	Purchase and Sale Agreement by and among Imeson West I, LLC and Global Income, LP, dated as of May 29, 2012 (Previously filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed August 14, 2012, and incorporated herein by reference.)

10.2	Assignment and Assumption of Lease by and between Imeson West I, LLC and GIT Imeson Park FL, LLC, dated October 12, 2012

10.3	Promissory Note by and between Imeson West I, LLC and Thrivent Financial for Lutherans dated August 27, 2007

10.4	Note Modification Agreement by and between Imeson West I, LLC and Thrivent Financial for Lutherans dated as of November 18, 2008

10.5	Construction/Permanent Mortgage and Security Agreement and Fixture Financing Statement between Imeson West I, LLC and Thrivent Financial for Lutherans dated as of August 27, 2007

10.6	Assumption and Modification and Spreader Agreement by and among Imeson West I, LLC, GIT Imeson Park FL, LLC and Thrivent Financial for Lutherans dated as of October 12, 2012

10.7	Escrow Agreement by and among Thrivent Financial for Lutherans, Imeson West I, LLC, GIT Imeson Park FL, LLC and Interlachen Portfolio Management Company, LLC dated as of October 12, 2012

99.1	Press Release dated October 18, 2012

Statement Regarding Forward-Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements, including but not limited to, the factors detailed in our prospectus dated April 27, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the U.S. Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; risks associated with the limited amount of proceeds raised in our offering and as a result, the limited number of investments made; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; material adverse actions or omissions by any joint venture partners; consequences of our net operating losses; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; unknown liabilities of acquired properties or liabilities caused by property managers or operators; inaccuracies of our accounting estimates; risks associated with our tax structuring; failure to maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand.

Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 18, 2012	GLOBAL INCOME TRUST, INC.

	By:	/s/ Steve D. Shackelford
	Name:	Steven D. Shackelford
	Title:	Chief Financial Officer